================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               EGGHEAD.COM, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


     (2) Form, Schedule or Registration Statement No.:


     (3) Filing Party:


     (4) Date Filed:


Notes:

                                 April 13, 2000

To Our Stockholders:

   You are cordially invited to attend the 2000 annual meeting of stockholders of Egghead.com, Inc. to be held at our headquarters located at 1350 Willow Road, Menlo Park, California, on Monday, May 15, 2000, at 10:00 a.m. Pacific Time. The matters expected to be acted upon at the meeting are the election of Class I directors to our board of directors, and ratification of PricewaterhouseCoopers LLP as our independent accountants for the year ending December 31, 2000. Each of these proposals is described in detail in the accompanying notice of annual meeting of stockholders and proxy statement.

   Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope prior to the meeting so that your shares will be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

   We hope to see you at the meeting.

                                          Sincerely,

                                          /s/ S. Jerrold Kaplan
                                          S. Jerrold Kaplan
                                          Chief Executive Officer

                               EGGHEAD.COM, INC.
                                1350 WILLOW ROAD
                          MENLO PARK, CALIFORNIA 94025

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To Our Stockholders:

   NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Egghead.com, Inc. will be held at our headquarters located at 1350 Willow Road, Menlo Park, California, on Monday, May 15, 2000, at 10:00 a.m., Pacific Time.

   At the meeting, you will be asked to consider and vote upon the following matters:

     1. The election of three Class I directors of Egghead, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation, death or removal. Our board of directors intends to present the following nominees for election as directors:

                        Peter L. Harris
                        Robert T. Wall
                        Karen White

     2. A proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for 2000.

     3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

   The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on March 30, 2000 are entitled to notice of and to vote at the meeting or any adjournment of the meeting.

                                          By Order of the Board of Directors

                                          /s/ S. Jerrold Kaplan
                                          S. Jerrold Kaplan
                                          Chief Executive Officer
Menlo Park, California
April 13, 2000

   Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

                               EGGHEAD.COM, INC.
                                1350 WILLOW ROAD
                          MENLO PARK, CALIFORNIA 94025

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 April 13, 2000

   The accompanying proxy is solicited on behalf of the board of directors of Egghead.com, Inc., a Delaware corporation, for use at our annual meeting of stockholders to be held at our headquarters located at 1350 Willow Road, Menlo Park, California, on Monday, May 15, 2000, at 10:00 a.m., Pacific Time. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 13, 2000. Our 1999 annual report to stockholders is enclosed with this proxy statement.

Record date; quorum

   Only holders of our common stock of record at the close of business on March 30, 2000, the record date, will be entitled to vote at the meeting. A majority of the shares outstanding on this record date will constitute a quorum for the transaction of business at the meeting.

Outstanding shares

   At the close of business on the record date, we had 37,996,327 shares of common stock outstanding and entitled to vote, held of record by approximately 1,395 stockholders.

Voting rights

   Holders of our common stock are entitled to one vote for each share held as of the record date. Shares may not be voted cumulatively. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), then those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining whether or not a quorum is present at the meeting.

Required votes

   Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

   Approval of Proposal 2 requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting that are voted "for", "against" or "abstain" on the proposal. Broker non-votes will not affect the outcome of the vote with respect to Proposal 2.

   All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes.

Voting of proxies

   The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. Signed proxies that are returned without instructions as to how they should be voted on a particular proposal at the meeting will be counted as votes "for" such proposal (or, in the case of the election of directors, as a vote "for" election to the board of all the nominees presented by our board of directors). We are not aware of any other matters to be brought before the meeting. However, as to any business that may properly come before the meeting, we intend that proxies in the form enclosed will be voted in accordance with the judgment of the persons holding such proxies.

   In the event that sufficient votes in favor of the proposals are not received by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

   We will pay the expenses of soliciting proxies to be voted at the meeting. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses. Proxies may also be solicited by some of our directors, officers and regular employees, without additional compensation, in person or by telephone.

Revocability of proxies

   Anyone signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the meeting or at the meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is present at the meeting, or by attendance at the meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares and that such broker, bank or other nominee is not voting such shares.

Definitions

   Throughout this proxy statement the term "Old Egghead" is used to refer to Egghead.com, Inc., a Washington corporation, prior to its merger with a subsidiary of ONSALE, Inc., on November 19, 1999, and "Egghead" is used to refer to ONSALE, Inc. prior to its acquisition of Old Egghead and to the combined entity thereafter, which changed its name to Egghead.com Inc., a Delaware corporation.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

   Our board of directors presently consists of nine members, three of whom are to be elected at the meeting. One position on the board is currently vacant, and we expect to continue our search for an additional member following the meeting. Each director will be elected to hold office until the 2003 annual meeting of stockholders and until his successor is duly elected and qualified, or until such director's earlier resignation, death or removal.

   The nominees for election as Class I directors, are: Peter L. Harris, Robert
T. Wall and Karen White. Shares represented by the accompanying proxy will be voted "for" the election of these nominees unless the proxy is marked in such a manner as to withhold authority to vote. In the event that any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Each of the nominees has consented to being named in this proxy statement and to serve if elected. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The three nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting, a quorum being present, will become the class I directors at the conclusion of the tabulation of votes.

Directors/nominees

   The following table sets forth the names of our directors and information about each:

                                    Nominees

                       Committee                                            Director
 Name              Age Memberships               Principal Occupation        Since
 ----              --- -----------               --------------------       --------
 Peter L. Harris    56 Compensation & Nominating Chairman, Chief              1996
                                                 Executive Officer and
                                                 President, The Picture
                                                 People

 Robert T. Wall     55 Compensation, Nominating  President, On Point          1999
                       & Finance                 Developments, LLC

 Karen White        38 Compensation & Nominating Senior Vice President,       1999
                                                 World Wide Business
                                                 Development and Emerging
                                                 Markets, Oracle
                                                 Corporation

                              Continuing Directors

 S. Jerrold Kaplan  48 Finance                   President, Chief             1994
                                                 Executive Officer and a
                                                 director, Egghead

 Kenneth J. Orton   48 Audit & Nominating        Chief Strategist, E-         1996
                                                 Business, Cognitiative,
                                                 Inc.

 George Orban       54                           Managing Partner, Orban      1999
                                                 Partners

 C. Scott Gibson    48 Audit & Nominating        Strategic advisor to         1999
                                                 high technology
                                                 companies in computer
                                                 hardware, enterprise
                                                 software and the
                                                 Internet

 James J. Barnett   42 Audit                     President and Chief          2000
                                                 Executive Officer,
                                                 ThirdAge Media

   Peter L. Harris has been a director of Egghead since December 1996. He has been Chairman, Chief Executive Officer and President of The Picture People, a family portrait studio chain, since August 1995. From 1994 to January 1996, he was Chairman of Accolade, Inc., a publisher of interactive entertainment software, and from 1994 to June 1995, he was Chief Executive Officer of Accolade. Mr. Harris is a director of The Stride

Rite Corporation and Pacific Sunwear of California, Inc. Mr. Harris received his B.A. degree in business administration from Whittier College.

   Robert T. Wall has been a director of Egghead since November 1999, and was a director of Old Egghead from September 1998 until November 1999. Mr. Wall serves as President of On Point Developments, LLC, a venture management company which he founded in 1984. From 1997 until November 1998, when it was acquired by Cisco Systems, Inc., Mr. Wall served as Chief Executive Officer of Clarity Wireless, Inc., a broadband wireless data communications company. From 1994 until August 1997, Mr. Wall served as Chairman, President and Chief Executive Officer of Theatrix Interactive, Inc., a consumer educational software publisher. Mr. Wall is a director of Network Appliance, Inc., a network data server company. Mr. Wall received his B.A. degree in economics from DePauw University and his M.B.A. from Harvard Business School.

   Karen White has been a director of Egghead since November 1999, and was a director of Old Egghead from September 1998 until November 1999. Since April 1998, Ms. White has served as the Senior Vice President, World Wide Business Development and Emerging Markets, for Oracle Corporation, a software company. Ms. White joined Oracle in 1993 and has served in various senior executive capacities since then. Prior to July 1993, Ms. White was Chief Executive Officer for EGIS Corporation, a high technology consulting company.

   S. Jerrold Kaplan co-founded Egghead in 1994 and has been our President, Chief Executive Officer and a director since then. From 1989 to 1993, he was Chairman of GO Corporation, a developer of pen-based computers. Mr. Kaplan received his B.A. degree in history and philosophy of science from the University of Chicago and received his M.S.E. and Ph.D. degrees in computer and information science from the University of Pennsylvania.

   Kenneth J. Orton has been a director of Egghead since October 1996. Since February 1999, he has been Chief Strategist, E-Business for Cognitiative, a planning, marketing and consulting business for electronic commerce. From April 1994 to February 1999, he was President and Chief Executive Officer of Preview Travel, Inc., which became an online travel service in June 1997. From 1989 to 1994, he was Vice President and General Manager for Epsilon, Inc., a wholly-owned subsidiary of American Express TRS, a database marketing company. Mr. Orton received his B.A. degree in business administration and marketing from California State University, Fullerton.

   George P. Orban has been Chairman of the Board of Directors of Egghead since November 1999. Mr. Orban served as a director of Old Egghead from 1985 until November 1999 (and as Chairman of the Board beginning May 1996), and served as the Chief Executive Officer of Old Egghead from January 1997 to November 1999. Mr. Orban is Managing Partner of Orban Partners, a private investment company, and a director and co-founder of Ross Stores, Inc. Mr. Orban received his B.S. degree in chemistry from McGill University, his M.A. degree in International Affairs, from Institut d'Etudes Politiques, Universite de Paris and his M.B.A. from Columbia University.

   C. Scott Gibson has been a director of Egghead since November 1999, and was a director of Old Egghead from September 1998 until November 1999. Since March 1992, Mr. Gibson has served as a board member, investor and strategic advisor to high technology companies in the computer hardware, enterprise software and Internet industries. From 1983 to 1992, Mr. Gibson served as the President and Chief Operating Officer of Sequent Computer Systems, a computer manufacturing company which he co-founded. He is a member of the Board of Directors of TriQuint Semiconductor, Radisys Corporation, Integrated Measurement Systems, Inc., and Inference Corporation. Mr. Gibson also serves as Chairman of the Board of Trustees of the Oregon Graduate Institute of Science and Technology
(OGI). Mr. Gibson received his B.S. degree in electrical engineering and his M.B.A. from the University of Illinois.

   James Barnett has been a director of Egghead since January 2000. Mr. Barnett has been the President and CEO of ThirdAge Media an Internet media company, since September 1999. From April 1999 to September 1999, Mr. Barnett was President and CEO of Infogrames North America, a video game publisher. From 1994 to September 1999, he was Chairman, President and Chief Executive Officer of Accolade, the predecessor company to Infogrames and a publisher and developer of video games and interactive entertainment software. From 1992 to 1994, Mr. Barnett served as Chief Operating Officer of Storybook Heirlooms, a direct marketing retailer. He is a member of the board of directors of Interplay Entertainment Corp. In addition, he is a member of the board of trustees and treasurer of The Phillips Brooks School. He received his B.A. degree in political science, and M.B.A. and J.D. degrees, from Stanford University.

   There is no family relationship between any director, executive officer or person nominated by us or chosen to be a director or executive officer.

Board of Directors

   Our board of directors is divided into three classes as nearly equal in size as possible with staggered three-year terms. The term of office of our Class II directors will expire at the annual meeting of stockholders to be held in 2001, and the term of office of our Class III directors will expire at the annual meeting of stockholders to be held in 2002. At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until their earlier resignation or removal. Messrs. Gibson and Orton are Class II directors (one position is vacant), and Messrs. Barnett, Kaplan and Orban are Class III directors.

   The board of directors met eight times in 1999, including telephone conference meetings. No director attended fewer than 75% of the aggregate of the total number of meetings of the board and the total number of meetings held by all committees of the board on which such director served, except Peter Jackson, who attended 70% of those meetings.

Committees of the Board of Directors

   Audit committee. Messrs. Gibson and Orton are the current members of the Audit Committee. The Audit Committee meets with our independent accountants to review the adequacy of our internal control systems and financial reporting procedures, reviews the general scope of our annual audit and the fees charged by the independent accountants, reviews and monitors the performance of non-audit services by our auditors, reviews the fairness of any proposed transaction between us and any officer, director or other affiliate (other than transactions subject to the review of the compensation committee), and after such review, makes recommendations to the full board and performs such further functions as may be required by any stock exchange or over-the-counter market upon which our common stock may be listed. The Audit Committee met two times during 1999.

   Compensation committee. Messrs. Harris and Wall, and Ms. White are the current members of Compensation Committee. The Compensation Committee recommends compensation for our officers and employees and grants (or delegates authority to grant) options and other awards under our stock option plans. The Compensation Committee met once during 1999.

   Finance committee. Messrs. Kaplan and Wall are the current members of the Nominating Committee. The purpose of the Finance Committee, which was formed in January 2000, is to determine the terms of financings for Egghead.

   Nominating committee. Messrs. Gibson, Harris, Orton, and Wall, and Ms. White are the current members of the Nominating Committee. The Nomination Committee, which was formed in January 2000, selects nominees to serve as members of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

   None of the members of our compensation committee has at any time since our formation been an officer or employee of Egghead. None of our executive officers currently serves, or in the past has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Director Compensation

   We reimburse our directors for reasonable expenses associated with their attendance at board meetings. To date, none of our directors have received a fee for attending board meetings. Members of the board of directors who are employees of Egghead do not receive any compensation for their service on the board. Under the Egghead 1995 Equity Incentive Plan, each director who is not an Egghead employee and who first becomes a member of the board after November 1999 is granted an option to purchase 15,000 shares of common stock under the plan. Immediately following each annual meeting of stockholders (starting with the 2000 annual meeting), each eligible director will automatically be granted an additional option to purchase 10,000 shares of common stock under the plan if he or she has served continuously as a member of the board (including service on the Old Egghead board) for at least one year (5,000 shares if the director has served more than six months but less than one year). Each director eligible to receive a grant of 10,000 shares in the following year may, in advance of the annual meeting date as communicated by the Compensation Committee, elect to receive in lieu thereof $20,000 cash and an option to purchase 5,000 shares of common stock. Once made, such election may not be changed; however, a participant may make different elections with respect to subsequent periods.

   The options will have 10-year terms and will terminate three months following the date the director ceases to be one of our directors or consultants or 12 months following that date if the termination is due to death or disability. All options granted under the plan will vest over 12 months and be exerciseable at a price per share equal to the closing price of Egghead common stock on the date of grant. In the event of a merger, consolidation, dissolution or liquidation of Egghead, the sale of substantially all of its assets, or any other similar corporate transaction, the vesting of all stock options awarded to directors pursuant to the plan will accelerate and become immediately exerciseable in full. Pursuant to this plan, during 1999, Messrs. Orton and Harris each received an option to purchase 5,000 shares, of our common stock at an exercise price of $22.44 per share. The grant date of these options was May 17, 1999.

   The board of directors recommends a vote for the election of each of the nominated directors.

      PROPOSAL NO. 2--RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   We have selected PricewaterhouseCoopers LLP as our independent accountants to perform the audit of our financial statements for 2000, and the stockholders are being asked to ratify this selection. PricewaterhouseCoopers LLP has been engaged as our independent accountants since 1996. Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

       The board of directors recommends a vote for the ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 30, 2000 by:

  . each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

  . each director and nominee;

  . each named executive officer set forth in the Summary Compensation Table below; and

  . all directors and executive officers as a group.

   Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless indicated above, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 37,996,327 shares outstanding as of March 30, 2000. Shares of common stock subject to options exercisable on or before May 29, 2000 (within 60 days of March 30, 2000), are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated above, the address for each director and executive officer listed below is Egghead.com, Inc., 1350 Willow Road, Menlo Park, CA 94025.

                                                       Amount of
                                                  Beneficial Ownership Percent
                                                  -------------------- -------
5% Stockholder
Alan S. Fisher(1)................................      2,743,185          7.2%

Executive Officers
S. Jerrold Kaplan(2).............................      5,048,960         13.3%
Jeffrey F. Sheahan(3)............................        115,104          *
John E. Labbett(4)...............................        103,353          *
Merle M. McIntosh(5).............................         61,771          *
Bari M. Abdul(6).................................         36,366          *

Directors
George Orban(7)..................................        617,344          1.6%
Peter L. Harris(8)...............................         20,706          *
Kenneth J. Orton(9)..............................         19,977          *
Robert T. Wall(10)...............................         12,430          *
C. Scott Gibson(11)..............................          7,034          *
Karen White(12)..................................          6,780          *
James J. Barnett.................................              0          *
All executive officers and directors as a
 group(13) (15 persons)..........................      6,148,953        15.74%

--------
*   Less than 1%
(1) Excludes 25,000 shares held of record by the Kelly Elizabeth Fisher Irrevocable Trust. Mr. Fisher disclaims beneficial ownership of the shares held by the trust. Mr. Fisher was our Chief Technical Officer, Vice President of Development and Operations until his resignation effective December 31, 1999 and was a member of the board of directors until his resignation effective February 29, 2000.
(2) Represents shares held of record by Mr. Kaplan, and excludes shares held of record by Mr. Kaplan's wife, shares held of record by Amy Kaplan Eckman, trustee of the Lily Layne Kaplan Irrevocable Trust and shares held of record by the Kaplan Family Trust. Mr. Kaplan disclaims beneficial ownership of the shares held by his wife and shares held by the trusts. Mr. Kaplan is our Chief Executive Officer and a director.

(3) Represents shares subject to options that are exercisable currently or within 60 days of March 30, 2000. Mr. Sheahan is our President and Chief Operating Officer.
(4) Includes 100,416 shares subject to options that are exercisable currently or within 60 days of March 30, 2000. Mr. Labbett is our Executive Vice President and Chief Financial Officer.
(5) Represents shares subject to an option exercisable within 60 days of March 30, 2000. Mr. McIntosh is our Senior Vice President of Merchandise Acquisition.
(6) Includes 34,166 shares subject to options that are exercisable currently or within 60 days of March 30, 2000. Mr. Abdul is our Vice President of Marketing.
(7) Includes 38,794 shares held by Orban Partners, a general partnership of which Mr. Orban is Managing Partner, and 590,426 shares subject to options that are exercisable currently or within 60 days of March 30, 2000. Mr. Orban is Chairman of the Board of Directors of Egghead.
(8) Represents shares subject to an option that is exercisable within 60 days of March 30, 2000. Mr. Harris is a director of Egghead.
(9) Includes 18,977 shares subject to an option that is exercisable within 60 days of March 30, 2000. Mr. Orton is a director of Egghead.
(10) Includes 6,780 shares subject to an option that is exercisable within 60 days of March 30, 2000. Mr. Wall is a director of Egghead.
(11) Includes 6,780 shares subject to an option that is exercisable within 60 days of March 30, 2000. Mr. Gibson is a director of Egghead.
(12) Represents shares subject to an option exercisable within 60 days of March 30, 2000. Ms. White is a director of Egghead.
(13) Includes 1,061,034 shares issuable upon exercise of options that are exercisable currently or within 60 days of March 30, 2000.

                                   MANAGEMENT

Executive officers

   The following table sets forth the names of our executive officers and information about each:

Name                   Age                 Principal Occupation
----                   ---                 --------------------
S. Jerrold Kaplan.....  48 Chief Executive Officer and a director
Jeffrey F. Sheahan....  46 President and Chief Operating Officer
John E. Labbett.......  49 Executive Vice President and Chief Financial Officer
Merle W. McIntosh.....  44 Senior Vice President of Merchandise Acquisition
Bari M. Abdul.........  39 Senior Vice President of Marketing
Barry L. Hills........  45 Chief Technology Officer
Norman F. Hullinger...  40 Senior Vice President Sales and Operations
William A. Skinner....  53 Vice President of Human Resources

   For information about S. Jerrold Kaplan, please see "Directors/nominees."

   Jeffrey F. Sheahan has been our Chief Operating Officer since October 1998. From June 1997 to October 1998, he was Senior Vice President of Microwarehouse, Inc. and President of Microwarehouse Europe, a direct marketer of computers and computer-related products. From October 1993 to May 1997, he served as Vice President and General Manager of European Operations for Microwarehouse, Inc. Mr. Sheahan received his B.A. degree in political science and economics from the University of Massachusetts at Boston.

   John E. Labbett has been our Executive Vice President and Chief Financial Officer since June 1998. From 1995 to 1998, he was Executive Vice President and Chief Financial Officer of House of Fabrics, Inc., a fabrics retailer. From 1994 to 1995, he was Senior Vice President and Chief Financial Officer of The Petfood Giant, Inc., a retailer of pet food products. Mr. Labbett received his bachelor degree in accounting (equivalent) from the Institute of Chartered Accountants in England.

   Merle W. McIntosh has been our Senior Vice President of Merchandise Acquisition since March 1997. From 1994 to February 1997, he was Vice President of Purchasing for Microwarehouse, Inc., a direct marketer of computer products. From 1992 to 1994, he was Director of Product Management for Entex, Inc., a computer reseller. Mr. McIntosh studied business management at New Hampshire College.

   Bari M. Abdul has been Vice President of Marketing since March 1999. From January 1996 to February 1999, he was Division Marketing Director and Country Manager of Pepsico, Inc. From 1986 to December 1995, he held several positions with Procter & Gamble, most recently Marketing Manager. Mr. Abdul received his B.S. degree in engineering from the University of California at Berkeley and his masters of business administration from The Wharton School of Business, University of Pennsylvania.

   Barry Hills joined Egghead in September of 1999 and has been our Chief Technical Officer since January 2000. From August 1998 to August 1999, he was VP of Engineering at Ellipsys Technologies, a firm providing computer services to the telecommunications industry. From 1983 to July 1998 he worked at Tandem Computers (later Compaq) in several management and executive roles including most recently Vice President of NT Systems Development. Mr. Hills received his B.S. degree in computer science from California Polytechnic State University in San Luis Obispo, California.

   Norman F. Hullinger has been our Senior Vice President of Sales and Operations since November 1999. From September 1996 to November 1999 he held multiple positions with Old Egghead, most recently Vice President of Sales and Operations. From 1993 to September 1996, he was Vice President of Store Operations, Distribution and Real Estate at Aaron Brothers, Inc., a retail art supply chain. Mr. Hullinger received his B.S. degree in business from the University of Florida.

   William A. Skinner has been Vice President of Human Resources since August 1999. From 1988 to January 1999 he was Manager of Human Resources with Xerox Corporation at the Palo Alto Research Center. From 1984 to November 1998 he was a Compensation and Benefits Program Manager at Xerox Corporate Headquarters, Stamford Connecticut. Mr. Skinner received his B.S. degree in psychology from the University of Rochester in New York.

                             EXECUTIVE COMPENSATION

   The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities with Egghead and its subsidiaries during each of 1997, 1998 and 1999 to our Chief Executive Officer, our four other most highly compensated executive officers who were serving as executive officers at the end of 1999. This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, if any, whether paid or deferred. We do not grant stock appreciation rights and we have no long-term compensation benefits other than stock options.

                           Summary Compensation Table

                                    Annual           Long-Term
                                 Compensation   Compensation Awards
                               ---------------- -------------------
Name and Principal                                  Securities       All Other
Position                  Year  Salary   Bonus  Underlying Options  Compensation
------------------        ---- -------- ------- ------------------- ------------
S. Jerrold Kaplan         1999 $100,000 $     0             0         $     0
 Chief Executive Officer  1998 $100,000 $     0             0         $     0
                          1997 $100,000 $     0             0         $     0

Jeffrey F. Sheahan        1999 $255,705 $50,000        50,000         $33,711(1)
 President and Chief
 Operating Officer        1998 $ 58,755 $     0       275,000         $30,747
                          1997      n/a     n/a           n/a             n/a

John E. Labbett           1999 $229,006 $     0        75,000         $53,137(1)
 Executive Vice
 President and Chief      1998 $101,794 $     0       200,000         $ 9,321
 Financial Officer        1997      n/a     n/a           n/a             n/a

Merle W. McIntosh         1999 $193,750 $     0        50,000         $     0
 Senior Vice President
 of Merchandise           1998 $175,000 $     0             0         $     0
 Acquisition              1997 $126,421 $     0       161,000         $38,771

Bari M. Abdul             1999 $142,167 $     0       160,000         $     0
  Senior Vice President
 of Marketing             1998      n/a     n/a           n/a             n/a
                          1997      n/a     n/a           n/a             n/a

--------
(1) Represents relocation compensation.

   The following table sets forth further information regarding option grants pursuant to our 1995 Equity Incentive Plan during 1999 to each of the named executive officers. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms, based on 5% and 10% assumed rates of appreciation from the date the option was granted to the end of the option term.

                             Option Grants in 1999

                                                                                 Potential Realizable
                         Number of  Percentage of                               Value at Assumed Annual
                         Securities Total Options                                Rates of Stock Price
                         Underlying  Granted to                             Appreciation for Option Term(2)
                          Options   Employees in  Exercise Price Expiration --------------------------------
          Name           Granted(1)     1999        Per Share       Date          5%              10%
------------------------ ---------- ------------- -------------- ---------- --------------- ----------------
S. Jerrold Kaplan.......     0           --            n.a.         n.a.         n.a.            n.a.
Jeffrey F. Sheahan......   50,000        1.5%         19.94       11/15/09  $       626,694 $       797,556
John E. Labbett.........   25,000        .7%          19.94       11/15/09  $       313,504 $       398,978
                           50,000        1.5%         17.81       06/02/09  $       560,031 $       712,718
Merle W. McIntosh.......   50,000        1.5%         17.81       06/02/09  $       560,031 $       712,718
Bari M. Abdul...........  100,000        2.9%         14.75       09/01/09  $       927,620 $     1,180,527
                           60,000        1.7%         35.44       03/01/09  $     1,337,282 $     1,701,880

--------
(1) The option shown in the table was granted at fair market value, is an incentive stock option (to the extent permitted under the Internal Revenue
    Code) and will expire ten years from the date of grant, subject to earlier termination upon termination of the optionee's employment.
(2) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices or values.

   The following table sets forth information concerning the exercise of options by each of the named executive officers during 1999, including the aggregate amount of gains on the date of exercise. The table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1999. Also reported are values of "in-the-money" options that represent the positive spread between the exercise prices of outstanding stock options and $16.19 per share, which was the closing price of our common stock as reported on the Nasdaq National Market on December 31, 1999, the last day of trading in 1999.

             Aggregate Option Exercises in 1999 and Year-End Values

                                                   Number of Securities    Value of Unexercised In-the-
                                                  Underlying Unexercised           Money Options
                                                  Options at Year-End(1)          at Year-End(1)
                                                 ------------------------- --------------------------------
                           Shares
                         Acquired on    Value
          Name            Exercise   Realized(2) Exercisable Unexercisable  Exercisable      Unexercisable
------------------------ ----------- ----------- ----------- ------------- --------------   ---------------
S. Jerrold Kaplan.......      n/a          n/a        n/a           n/a                n/a               n/a
Jeffrey F. Sheahan......        0            0     81,249       243,751     $      115,500    $      280,500
John E. Labbett.........   10,000     $154,443     71,770       193,230     $            0    $            0
Merle M. McIntosh.......   19,125     $523,922     39,792        91,542     $      310,288    $      441,343
Bari M. Abdul...........        0            0     17,500       142,500     $        5,875    $       88,125

--------
(1) These values, unlike the amounts set forth in the column entitled "Value Realized," have not been, and may never be, realized and are based on the positive spread between the respective exercise prices of outstanding options and the closing price of our common stock on December 31, 1999.
(2) "Value Realized" represents the fair market value of the shares of common stock underlying the option on the date of exercise less the aggregate exercise price of the option.

                             EMPLOYMENT AGREEMENTS

   Mr. Sheahan's offer letter of October 1998 provides for an initial annual salary of $250,000 commencing October 19, 1998. The letter also provides for reimbursement of up to $75,000 of costs associated with his relocation to California. At the commencement of his employment, Mr. Sheahan received an option to purchase 275,000 shares of common stock with an exercise price of $14.75 per share. The option vested as to 34,375 shares on April 19, 1999 and vests as to 5,729 shares each subsequent month. In the event that Mr. Sheahan is terminated without cause, he will receive twelve months salary as severance pay. In addition, if he is terminated without cause later than six months after his start date, then he will receive an additional six months' accelerated vesting of his initial stock grant. In the event that Mr. Sheahan is terminated without formal cause following a change of control transaction after the first six months of his employment, he will receive twelve months' severance pay and an additional twelve months' vesting of his initial stock grant. In addition, the letter provided Mr. Sheahan with the right to request a loan of up to $500,000 from us before October 19, 1999. For a description of this loan, please see "Certain Relationships and Related Transactions." Mr. Sheahan's employment is at will and can therefore be terminated at any time, with or without formal cause.

   John E. Labbett's offer letter of June 1998, amended as of March 1999, provides for an initial annual salary of $200,000 commencing on June 17, 1998. The letter also provides for reimbursement of up to $2,000 per month of temporary housing and transportation expenses for up to one year. At the commencement of his employment, Mr. Labbett also received an option to purchase 200,000 shares of common stock with an exercise price of $22.13 per share. The option vested as to 25,000 shares on December 17, 1998 and vested and will vest as to 4,166 shares each subsequent month. If Mr. Labbett is terminated without cause, he will receive either three or six months severance pay depending on when the termination occurs. If Mr.Labbett is terminated without formal cause following a change of control transaction, he will, at his election, either receive six or twelve months severance pay depending on when the termination occurs or Egghead will use its best efforts to secure an employment agreement between the successor corporation and Mr. Labbett for a minimum period of 12 months. Mr. Labbett's employment is at will and can therefore be terminated at any time, with or without formal cause.

   Mr. McIntosh's offer letter of February 1997 provides for an initial annual salary of $175,000 commencing on March 12, 1997. The letter also provides for reimbursement of up to $25,000 of costs associated with his relocation to California. At the commencement of his employment, Mr. McIntosh also received an option to purchase 150,000 shares of common stock with an exercise price of $7.00 per share. The option vested as to 18,750 shares on September 12, 1997 and vested and will vest as to 3,125 shares each subsequent month. In the event that Mr. McIntosh is terminated without formal cause following a change of control transaction after the first six months of his employment, 25% of the unvested portion of his option will vest immediately upon his termination and he will receive three months' severance pay. In addition, the letter provided Mr. McIntosh with the right to request a $25,000 loan from us before March 12, 1998, and Mr. McIntosh exercised this right in March 1997. The loan is due at the earlier of March 1999 or three months after the termination of Mr. McIntosh's employment with us. The loan has an interest rate of 7%, and is secured by options to purchase shares of our common stock that Mr. McIntosh currently holds and acquires in the future. The loan is currently outstanding as of April 20, 1999. Mr. McIntosh's employment is at will and can therefore be terminated at any time, with or without formal cause.

   Mr. Abdul's offer letter of February 1999 provides for an initial annual salary of $145,000. Mr. Abdul will also participate in a quarterly bonus program that is contingent upon the successful completion of objectives mutually agreed upon by him and our management. The maximum bonus he may earn is 20% of his annual salary, paid quarterly. The letter also provides for a one-time payment of $5,000 to reimburse him for his relocation costs. At the commencement of his employment, Mr. Abdul received an option to purchase 60,000 shares of common stock with an exercise price of $36.50 per share. The option vested as to 7,500 shares on September 1, 1999 and will vest as to 1,250 shares over each of the next forty-two months. Mr. Abdul's employment is at will and can therefore be terminated at any time, with or without formal cause.

   Mr. Hills's offer letter of August 20, 1999 provides for an initial annual salary of $175,000. Mr. Hills received a "sign on" bonus of $50,000 to be repaid to the company should Mr. Hills not remain employed by the company for at least one year for any reason other than a layoff. Mr. Hills also received an option to purchase 80,000 shares of common stock with an exercise price of $14.13 per share. The option will vest as to 10,000 shares on February 23, 2000 and will vest as to 1,667 shares each subsequent month. Mr. Hill's employment is at will and can therefore be terminated at any time, with or without formal cause.

   Mr. Skinner's offer letter of August 18, 1999 provides for an initial annual salary of $125,000. Mr. Skinner also received an option to purchase 25,000 shares of common stock with an exercise price of $16.25 per share. The option will vest as to 3,125 shares on February 18, 2000 and will vest as to 521 shares each subsequent month. Mr. Skinner's employment is at will and can therefore be terminated at any time, with or without formal cause.

   Mr. Orban's employment agreement with Old Egghead dated September 20, 1999, which was assumed by us in connection with our acquisition of Old Egghead, provided for an annual base salary of $300,000. The agreement also provided for either (1) a severance payment equal to his annual salary if Old Egghead or Egghead terminated Mr. Orban's employment without "cause" or if Mr. Orban terminated his employment for "good reason" (which did not include anticipated changes in job, title or responsibilities in connection with the merger), or
(2) a retention bonus equal to his annual salary if Mr. Orban remained employed by Old Egghead or Egghead after Old Egghead entered into an agreement regarding a significant business transaction, such as the merger, through December 31, 1999. Mr. Orban is due a payment of $300,000 under this agreement. Mr. Orban is restricted from competing with us or soliciting our employees or customers until August 31, 2000.

   Mr. Brodeur's employment agreement with Old Egghead dated October 25, 1999, which was assumed by us in connection with the merger, provided for an annual salary over the two-year term of this agreement of not less than the annual gross salary he received prior to the agreement, or $150,000. The agreement also provided for a title at least commensurate with Chief Marketing Officer, and responsibilities reasonably commensurate with this title. The agreement provided that, in the event Mr. Brodeur's employment was terminated without formal cause, or Mr. Brodeur terminated his employment for "good reason" (which may include, among other things, change of title or responsibilities post-merger), he would receive twelve months' salary as severance. In addition, this agreement entitled Mr. Brodeur to receive up to a maximum of 6 additional monthly payments equivalent to his then-current monthly salary if, 12 months following termination without cause or for "good reason," he had not commenced alternative employment, and to continue to receive benefits for up to 18 months following such termination of employment. Mr. Brodeur received a payment of $150,000 under this agreement in February 2000. Mr. Brodeur is restricted from competing with us until July 2001.

   Mr. Brodeur also entered into a retention bonus agreement with Old Egghead on July 13, 1999, which agreement was assumed by us in connection with the merger, which provided for a retention bonus of twelve months' salary, provided that he continued his employment under this agreement through January 31, 2000 or was terminated without formal cause before that date. Mr. Brodeur received a payment of $175,000 under this agreement in January 2000.

   Mr. Hullinger's employment agreement with Old Egghead dated January 22, 1998, as amended January 28, 1999, which was assumed by us in connection with our acquisition of Old Egghead, over the three-year term of this agreement of not less than the annual gross salary he received prior to the agreement, or $155,000. The agreement also provided for a title at least commensurate with Vice President of Store Operations, and responsibilities reasonably commensurate with this title. The agreement provided that, in the event Mr. Hullinger's employment was terminated without formal cause, or Mr. Hullinger terminated his employment for "good reason" (which may include, among other things, change of title or responsibilities post-merger), he would receive twelve months' salary as severance. In addition, this agreement entitles Mr. Hullinger to receive up to a maximum of 6 additional monthly payments equivalent to his current monthly salary if, 12 months following termination without cause or for "good reason," he has not commenced alternative employment, and to continue to receive benefits for up to 18 months following such termination of employment. This also provided that Mr. Hullinger's outstanding Old Egghead stock options became fully vested immediately before the merger. Mr. Hullinger is restricted from competing with us for a period of 18 months following the termination of his employment with us.

   Mr. Hullinger also entered into a retention bonus agreement with Old Egghead on July 13, 1999, which agreement was assumed by us in connection with the merger, which provided for a retention bonus of twelve months' salary, provided that he continued his employment under this agreement through January 31, 2000 or was terminated without formal cause before that date. Mr. Hullinger received a payment of $185,000 under this agreement in January 2000.

                        REPORT ON EXECUTIVE COMPENSATION

   This report of the Compensation Committee is required by the Securities and Exchange Commission. This report shall not be deemed to be filed under the Securities Act or Exchange Act, or incorporated by reference by any general statement incorporating this proxy statement by reference into any filing made under the Securities Act or Exchange Act, except to the extent that we specifically incorporate this report by reference.

   The Compensation Committee makes the final decisions regarding executive compensation and stock option grants to executives. The Compensation Committee is composed of two independent non-employee directors, none of whom has any interlocking relationships, as such term is defined by the Securities and Exchange Commission.

General Compensation Policy

   The Compensation Committee acts on behalf of our board of directors to establish our general compensation for all Onsale employees. The committee typically reviews base salary levels and target bonuses for the Chief Executive Officer and our other executive officers and employees at or about the beginning of each year. The committee administers our incentive and equity plans.

   The committee's philosophy in compensating executive officers is to relate compensation to corporate performance. Consistent with this philosophy, the incentive component of the compensation of our executive officers is contingent on corporate profits and sales performance and the discretion of the board. Long-term equity incentives for executive officers are effected through the granting of stock options under our 1995 Equity Incentive Plan. Stock options generally have value for the executive only if the price our common stock increases above the fair market value on the grant date and the executive remains in our employ for the period required for the shares to vest.

   The base salaries, incentive compensation and stock option grants of the executive officers are determined in part by the committee informally reviewing data on prevailing compensation practices in technology companies with whom we compete for executive talent and by their evaluating such information in connection with our corporate goals. To this end, the committee attempted to compare the compensation of our executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, our executive officers are each eligible to participate in our 1995 Equity Incentive Plan.

   In preparing the performance graph for this proxy statement, we used the Morgan Stanley High Technology Index as our published line of business index. We did not review the compensation practices of most of the companies in the Morgan Stanley High Technology Index when the committee reviewed the compensation information described above, because such companies were determined not to be competitive with us for executive talent.

Executive Compensation in 1999

   Base compensation. The committee reviewed the recommendations and performance and market data outlined above and established a base salary level for each executive officer, based on the Committee's subjective judgement.

   Incentive compensation. We paid cash bonuses to our executive officers in 1999 based on the Committee's subjective judgement of their performance. Although we had no plans to pay such bonuses in 1999, we determined that cash bonuses were necessary and appropriate in limited circumstances due to stock price declines which made stock options an ineffective incentive.

   We adopted a Senior Management Bonus Plan for fiscal 2000. This plan provides for cash incentives to be paid to senior managers (personnel at the level of directors and above). The plan is designed to focus management's attention on successful execution of our business plan and, achievement of our financial objectives, and to provide a competitive compensation package for senior management. The plan provides for bonuses to be paid quarterly based upon pre-determined annual targets. Seventy percent of the incentive payments are based on achievement of company-wide financial objectives and thirty percent are based on achievement of individual objectives set by each participant's supervisor. Financial objectives are based upon three criteria: sales, margin and expenses. Three to five individual objectives will be developed for each plan participant.

   Stock options. In 1999, stock options were granted to executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins us, in connection with a significant change in responsibilities and, occasionally, to achieve equity among peers. The committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. In 1999, the committee considered these factors, as well as the number of options held by such executive officers as of the date of grant that remained unvested. In the discretion of the committee, executive officers may also be granted stock options under our 1995 Equity Incentive Plan to provide greater incentives to continue their employment with us and to strive to increase the value of our common stock. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of our common stock on the date of grant.

   Company performance and Chief Executive Officer compensation. Mr. Kaplan did not receive a bonus in 1999, and he was not awarded any stock options in that year. The committee believes that Mr. Kaplan's stock ownership position in Egghead provides sufficient incentive to him.

   Compliance with Section 162(m) of the Internal Revenue Code. We intend to comply with the requirements of Section 162(m) of the Internal Revenue Code. We do not expect cash compensation for 2000 to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).

                                          MEMBERS OF THE COMPENSATION
                                           COMMITTEE

                                          Peter L. Harris
                                          Robert T. Wall
                                          Karen White

                        COMPANY STOCK PRICE PERFORMANCE

   The stock price performance graph below is required by the Securities and Exchange Commission. This graph shall not be deemed to be filed under the Securities Act or Exchange Act, or incorporated by reference by any general statement incorporating this proxy statement by reference into any filing made under the Securities Act or Exchange Act, except to the extent that we specifically incorporate this graph by reference.

   The graph below compares the cumulative total stockholder return on our common stock, the Nasdaq Stock Market--Composite Index and the Morgan Stanley High Technology Index from April 17, 1997 (the effective date of our registration statement with respect to our initial public offering) to December 31, 1999 (assuming the investment of $100 in our common stock and in each of the other indices on the date of our initial public offering, and reinvestment of all dividends).

   The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

                                    [GRAPH]

   The above graph was plotted using the following data:

                                            Nasdaq Stock
                                          Market--Composite Morgan Stanley High
                        Egghead.com, Inc.       Index        Technology Index
                        ----------------- ----------------- --------------------
                        Market Investment        Investment         Investment
                        Price    Value    Index    Value     Index     Value
                        ------ ---------- ------ ---------- --------------------
04/17/97...............  6.00     $100    $1,217    $100    $      357 $    100
12/31/97............... 18.00     $300    $1,570    $129    $      447 $    125
12/31/98............... 40.06     $668    $2,193    $180    $      874 $    245
12/31/99............... 16.19     $270    $4,069    $334    $    1,842 $    516

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Since January 1, 1999, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which Egghead or any of its subsidiaries was or is to be a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, except for payments set forth under "Executive Compensation" above, the agreements described under "Employment Agreements" above, the transactions described below under this caption and indemnification agreements that we entered into with several of our directors and executive officers.

   The indemnification agreements between us and our directors and executive officers provide the maximum indemnity available to them under Section 145 of the Delaware General Corporation Law and under our Bylaws, as well as certain additional procedural protections. Such indemnity agreements provide generally that we will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be indemnified, and require us to indemnify such individuals to the fullest extent permitted by law.

   In December 1998, Jeff Sheahan, our Chief Operating Officer, borrowed $250,000 from us at an interest rate of 4.6% in connection with the purchase of a primary residence. The loan is secured by a second interest in Mr. Sheahan's residence and an interest in the shares of our common stock owned by Mr. Sheahan. Repayment of the principal amount of the loan and interest is due at the earlier of December 2003, the sale of his residence, within two years of his termination from Onsale without cause or immediately upon his termination from Onsale for any other reason. Interest accrues and is payable quarterly. As of March 30, 2000, $250,000 was due under this loan.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals for inclusion in our proxy statement and form of proxy relating to our 2001 annual meeting of stockholders must be received no later than December 20, 2000. Stockholders wishing to bring a proposal before the 2001 annual meeting of stockholders (but not include it in the proxy materials for this meeting) must provide written notice of such proposal to the Secretary of Egghead at our principal executive offices no later than March 15, 2001.

   Our 1999 annual report on Form 10-K as filed with the Securities and Exchange Commission is available without charge by writing to or calling our headquarters. Requests should be directed to: Egghead.com, Inc., Investor Relations Department, 1350 Willow Road, Menlo Park, California 94025 (650-470-
2780). Our 1999 annual report on Form 10-K may be obtained through the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

                         COMPLIANCE UNDER SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16 of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by Securities and Exchange Commission regulation to furnish us with copies of all
Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers, we believe that all Section 16(a) filing requirements were met during fiscal 1999.

                                 OTHER BUSINESS

   Our board of directors does not presently intend to bring any other business before the meeting, and, so far as we know, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

   Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

                              THIS IS YOUR PROXY.

                            YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
 THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.





                                  DETACH HERE


                                     PROXY

                               EGGHEAD.COM, INC.

                               1350 WILLOW ROAD
                         MENLO PARK, CALIFORNIA 94025

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned hereby appoint S. Jerrold Kaplan and John E. Labbett, and each of them, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.001 par value, of Egghead.com, Inc. (the "Company") held of record by the undersigned on March 30, 2000, at the Annual Meeting of Stockholders of the Company to be held on Monday, May 15, 2000, and at any continuations or adjournments thereof.

   This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournments or postponements thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominees, FOR Proposal 2 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

--------------                                                    --------------
 SEE REVERSE                                                        SEE REVERSE
    SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SIDE
--------------                                                    --------------

                                  DETACH HERE


    Please mark
[X] votes as in
    this example

    The Board of Directors unanimously recommends that you vote FOR the Board of Director nominee and FOR Proposal 2.

    1.  Election of directors.                                                                                  FOR  AGAINST ABSTAIN

        Nominees: (01) Peter L. Harris, (02) Robert T. Wall, (03) Karen   2. Proposal to ratify the appointment [_]    [_]     [_]
                  White                                                      of PricewaterhouseCoopers LLP as
                                                                             the Company's independent auditors
                                                                             for 2000.
                          FOR            WITHHELD
                    [_]   ALL        [_] FROM ALL
                       NOMINEES          NOMINEES                         In accordance with their judgment, the proxies are
                                                                          authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or
                                                                          postponement thereof.
     [_] ______________________________________
         For all nominees except as noted above
                                                                          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        [_]

                                                                          WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE
                                                                          COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT TO
                                                                          THE MEETING IN THE ENCLOSED ENVELOPE.

                                                                          This Proxy must be signed exactly as your name appears
                                                                          hereon. If more than one name appears, all persons so
                                                                          designated should sign. Attorneys, executors,
                                                                          administrators, trustees and guardians should indicate
                                                                          their capacities. If the signer is a corporation, please
                                                                          print full corporate name and indicate capacity of duly
                                                                          authorized officer executing on behalf of the corporation.
                                                                          If the signer is a partnership, please print full
                                                                          partnership name and indicate capacity of duly authorized
                                                                          person executing on behalf of the partnership.


Signature:__________________________  Date:__________________ Signature:_____________________________  Date:______________________
